Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 and related prospectus of Fox Chase Bancorp, Inc. of our report dated August 25, 2005, relating to the consolidated financial statements of Fox Chase Bank for the years ended December 31, 2004 and 2003, which is included in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BEARD MILLER COMPANY LLP

Beard Miller Company LLP

Harrisburg, Pennsylvania

June 29, 2006